UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2008, Gilead Sciences, Inc. (the Company) entered into an accelerated share repurchase agreement (the ASR Agreement) with Goldman Sachs & Co. (Goldman Sachs) to repurchase up to $500 million of the Company’s common stock on an accelerated basis. This accelerated share repurchase program (the ASR Transaction) is part of a $3 billion share repurchase program authorized by the Company’s board of directors that was previously announced on October 22, 2007.

The ASR Transaction is a collared transaction in which the Company has agreed to repurchase for $500 million a number of shares to be determined based generally on the average of the daily volume weighted average share prices of the Company’s common stock during a specified period of time, subject to certain provisions that establish a minimum and maximum number of shares that may be repurchased based on the average of the daily volume weighted average share prices over an initial hedge period. Under the ASR Agreement, the Company will pay $500 million to Goldman Sachs on March 5, 2008. Goldman Sachs will deliver approximately 7.2 million shares (equal to approximately 75% of the minimum number of shares to be purchased based on an assumed calculation using the Company’s closing share price on February 29, 2008) to the Company on March 5, 2008. Following the end of an initial hedge period, the Company will receive the balance of the minimum number of shares. No later than June 25, 2008, subject to extension under certain circumstances set forth in the ASR Agreement, the Company may receive additional shares from Goldman Sachs depending on the average of the daily volume weighted average prices of the shares, subject to the maximum and minimum share delivery provisions of the ASR Agreement.

After making the initial payment of $500 million, except in certain limited circumstances, the Company has no other obligations under the ASR Agreement to pay additional amounts or deliver shares to Goldman Sachs.

Shares repurchased under the accelerated stock repurchase program will be retired.

A copy of the press release related to the accelerated share repurchase program is filed as Exhibit 99.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number Description
99.1 Press Release, issued by Gilead Sciences, Inc. on February 29, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

March 3, 2008	By:	/s/ John F. Milligan, Ph.D.

Name: John F. Milligan, Ph.D.
Title: Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on February 29, 2008